[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.18

AMENDMENT NO. 2

TO THE

EXCLUSIVE LICENSE AGREEMENT

This AMENDMENT NO. 2 TO THE EXCLUSIVE LICENSE AGREEMENT (this “Amendment”), dated as of September 7, 2012 (the “Amendment Effective Date”), is made by and between AMGEN INC., a Delaware corporation having an address of One Amgen Center Drive, Thousand Oaks, California 91320-1799 (“Amgen”), and NINA BIOTHERAPEUTICS, INC., a Delaware corporation having an address of 3260 Bayshore Blvd, Brisbane, California 94005 (“Licensee”).

WHEREAS, Amgen and Licensee entered into that certain Exclusive License Agreement, dated as of September 7, 2012 and amended as of October 22, 2012 (the “Agreement”), pursuant to which Licensee received certain rights to develop and commercialize the Products (as defined in the Agreement);

WHEREAS, Amgen and Licensee wish to update certain portions of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties hereto agree to amend the Agreement as follows:

ARTICLE 1 - AMENDMENT

Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

1.1	Amendment of Section 5.2. The third sentence in Section 5.2 is hereby amended and restated in its entirety as follows:

“In addition to the obligations of Company to use Commercially Reasonable Efforts, if Company, its Affiliates and/or their respective Sub-licensees have not [*], Company shall promptly (but in no event later than [*] after each such applicable date) notify Amgen in writing of such failure to achieve such event (a “Specified Diligence Failure”) in a timely manner (the “Diligence Notice”); provided that if Company either (A) fails to timely [*] despite its good faith efforts to do so or (B) has a Specified Diligence Failure as a result of [*] as required under [*], then the deadline described above shall be equitably extended to account for [*] to comply therewith (provided, in the case of a failure under clause (A), such equitable extension shall [*]).”

1.2	Amendment of Products Schedule. The sequence for AMG 842 described on the Products Schedule to the Agreeement is hereby amended and restated in its entirety as set forth on Schedule 1 to this Amendment.

ARTICLE 2 – REFERENCE TO AND EFFECT ON THE AGREEMENT

2.1	Reference to Agreement. Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified and amended hereby.

2.2	Effectiveness of Amendment. Upon execution and delivery of this Amendment by both Parties, the amendments set forth above shall be effective as of the Amendment Effective Date. Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Parties.

2.3	No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either Party under the Agreement, nor constitute a waiver of any provision of the Agreement.

ARTICLE 3 – MISCELLANEOUS

3.1	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of [*], as applied to agreements executed and performed entirely within [*], without regard to any applicable principles of conflicts of law. Each of the Parties hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of [*] for any matter arising out of or relating to this Amendment and the transactions contemplated hereby.

3.2	Headings. The heading for each article and section in this Amendment has been inserted for convenience of reference only and is not intended to limit or expand on the meaning of the language contained in the particular article or section.

3.3	Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS THEREOF, duly authorized representatives of the Parties hereto have executed this Amendment as of the date first set forth above.

NINA BIOTHERAPEUTICS, INC.		AMGEN INC.

By:	/s/ Isaac Ciechanover	By:	/s/ David Piacquad
Name:	Isaac Ciechanover	Name:	David Piacquad
Title:	CEO	Title:	Senior Vice President, Business Development

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1 to Amendment No. 2 to the Exclusive License Agreement

Schedule

Products

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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